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Conference Call Transcript VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call Event Date/Time: Aug. 13. 2008 / 1:30PM PT

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

CORPORATE PARTICIPANTS

Chris Gardner

Vitesse Semiconductor - CEO

Rich Yonker

Vitesse Semiconductor - CFO

CONFERENCE CALL PARTICIPANTS

Jim Stone

PSK Advisors - Analyst

Kevin Langwell

Analyst

Alex Washburn

Columbia Pacific - Analyst

Mike Ridgeway

Steelhead Partners - Analyst

Tim Patel

IBM - Analyst

Bob Bandi

Brothers Diversified - Analyst

PRESENTATION

Operator

Good afternoon. I would like to welcome everyone to the state of the Company conference call. After the speakers' remarks there will be a question-and-answer session. (OPERATOR INSTRUCTIONS) I will turn the call over to Chris Gardener, CEO.

Chris Gardner - Vitesse Semiconductor - CEO

Thank you, Jennifer. Welcome. Thank you for joining the call today. The purpose of today's call is to provide with you an update of our business results and trends for Vitesse's third fiscal quarter 2008 which ended in June 30, 2008. While we're not filing financial statements at this time we expect this call will provide you with information needed to track our results and progress. Before we begin, let me begin with our Safe Harbor statement.

Certain matters discussed in the conference call constitute forward-looking statements based on management's current expectations, involve risks and uncertainties that could cause actual results to differ materially from those projected. The risks include, among others, risks related to the previously disclosed restatement of Vitesse's financial statements and Vitesse's failure to file its required reports under the Securities Exchange Act of 1934. Furthermore, information provided during the call which is not historical in nature are forward-looking statements pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Vitesse undertakes no duty to update any forward-looking statements or to confirm those statements to actual results or change in the Company's expectations.

I would like to start today by reviewing the progress of some of the extraordinary activities of the Company. First, let me address the status of the audit process and the restatement of our financials. I'm pleased to announce that we have been able to accelerate the completion of our audit from our prior commitment and that we are now prepared to release our 2006 and 2007 financials and to hold a call to review those financials prior to the end of August. We expect to schedule a specific date for the release and follow-up conference call within a week. This has been a challenging and frustrating effort for all involved. We have completed not only a restatement but a reconstruction of our financials for the last three years. The complexity of the task was substantially greater than predicted and we faced a lot of roadblocks along the way. We're certainly disappointed in our ability to predict the time line of this project but we are very pleased now that the task is nearing completion. I would like to thank everyone

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

who has participated, particularly our partners at our audit firm BDO Seidman who have worked very closely with us through this long process, and the Vitesse audit team who have literally worked days, nights, and weekends for months to make this happen. Rich will give you more details on what to expect in our earnings release.

Next, a brief update on the status of litigation actions at the Company. As reported last quarter on in Los Angeles. We're pleased to announce that this past Monday August 11, the U.S. District Court for the Central District of California held another hearing on the derivative action settlements and granted final approval to the settlements of those cases as well as the class action. We're pleased that this major litigation is now behind us, and that we resolved all these issues with no cash outlay from the Company. With respect to our case against KPMG the case is still in progress and as is our practice, we will not comment further or take any questions on its status. Let me turn it over now to Rich who will give you the update on the quarter.

Rich Yonker - Vitesse Semiconductor - CFO

Thanks, Chris. Before I review the operating indicators for Q3 '08 I would like to update you on the audit and the filing of the SEC reports. Within a week from today we expect to announce a date of our press release and conference call for the '06 and '07 financials. The press release and the accompanying investor call is targeted before the end of August. After the press release the filing of the supporting expanded Form 10-K for '06 and '07 is expected by the end of September. The expanded Form 10-K will be a bit different from what you're used to seeing and will include the following. Full financial information for '06 and '07, expanded supplementary financial information for each of the four quarters of '06 and '07, and restated stock-based compensation expense for all prior periods with a reconciliation to the adjustment to open retained earnings. As a reminder, our Form 10-K will not include financial statements for fiscal year 2005. As I indicated in our May call, the SEC staff reviewed our proposal and accepted our plan of action for the Form 10-K. The approved plan included not filing fiscal year 2005.

Once the expanded Form 10-K for fiscal '06 and '07 is filed the same audit and consultant team will complete the Form 10-Qs for the first three-quarters of fiscal year '08. Completion is planned for November and the three-quarters will be filed at the same time. The filing date will be announced along with an investor call covering the first three-quarters of fiscal year '08. Please remember SEC compliance requires three years of audited financials and Vitesse's '08 fiscal year ends in September 2008. We expect to file fiscal year '08 Form 10-K with the SEC in a timely manner which is December 2008.

Now I will review our key operating metrics for the quarter ended June 2008. As we've said before these results are unaudited and therefore subject to adjustment. The comparison to prior quarters will not be covered today but will be addressed in the SEC filings. The key operating metrics we will discuss are the same we have in the past and include consumption or sales to Vitesse's end customers, cash, working capital and capital expenditures. First I will start with the balance sheet metrics for Q3 fiscal year '08.

Accounts payable for the quarter was $18.9 million which remains at normal operating levels of days payable. Accounts receivable is at $25.5 million, which is at expected operating levels. Over the past two quarters, the Company has substantially discontinued offering its distributors the incentive of early payment terms which has increased the days of receivables outstanding. Although a use of cash, it is also a one-time investment which will return as a decrease in net selling costs. Net inventory is at $42 million. As we stated in the last call this inventory reflects the impact on the balance sheet of going to a sell-through revenue recognition policy, simply put, the inventory which in prior periods was in the channel, now resides on the Vitesse balance sheet. Capital expenditures for Q3 was $1.4 million which is primarily for manufacturing tasks and engineering capital equipment. The cash balance for Q3 was $33 million. The Ferrari use of cash was the increase of accounts receivable of $9.1 million which will fund the decrease in net selling costs mentioned above.

The sale of securities of $4.5 million which included the Company's venture fund investment was the major source of cash. The Company continues to be operations cash flow positive.

Moving to the income statement metrics, net consumption that is sales to end customers was $55.6 million for Q3 '08. Chris will give more details later in this market segment discussion. You will remember from the last investor call IP sales and the maximum earnout are not included in this consumption number. The accounting treatment for intellectual property, or IP sales is to defer all revenue to the end of the contract and there was no cash collected for IP in Q3. The year to date cash collected for the IP sale is $6 million. The accounting treatment for the income earned from the sale of to Maxim is reported below the operating income line. In Q3 there was $1.1 million of other income earned from maxim for a total of $2.4 million year to date. Operating expenses not including depreciation were 25.3 million. This is an increase of 2.4 million which is mainly due to audit fees for the reconstruction of '06 and '07 financials. Remember, professional fees are not included in this operating expense number.

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

Professional fees separate from operating expenses were $2.7 million due to the extended use of temporary accounting personnel, consultants, and legal fees for the reconstruction of fiscal year '06 and '07 financials. These fees are not included in operating expenses as they are considered one-time charges. For the sixth consecutive quarter Vitesse was operating cash flow positive while we continue to make significant investments in improving margins and time to market of new products. In closing we look forward to delivering financial transparency so we can demonstrate with audited results the progress that the test team has made. This concludes the review of the key operating metrics. Now back to Chris.

Chris Gardner - Vitesse Semiconductor - CEO

Thanks, Rich. Let me now turn to the market update. As I discussed in the last several calls, we have reorganized the Company along functional boundaries and eliminated formal product divisions. Our focus is on two major market that we classify as carrier networking and enterprise networking. Accordingly, this quarter and in future quarters we will report business in these three segments. Carrier, enterprise, and noncore. I will start with carrier networking.

In Q3 '08 carrier was 39% of the total of business $55.6 million. This was flat from the 39% in Q2 '08. Carrier business continues to show steady progress despite some of the customers having reported down quarters and substantially weak guidance. We continue to close new important design wins for our products within carrier networking. This quarter we closed over a dozen did he signs for 10-gigabit physical layer components for both SONET and ethernet. We're well positioned in these high speed applications. We're seeing a strong transition to 10-gigabit speeds for large portions of the metro and wide area networks which we expect to continue driven by increasing bandwidth requirements in the EDGE and access portions of the network. Services such as Voice over IP, IPTV, YouTube videos, mobile 3G, et cetera are being used in homes and offices that are driving their need to deploy faster networks. A good example is fiber to the home, being deployed worldwide by carriers such as AT&T, Verizon, NTT in Japan, and China Telecom.

We serve this emerging market with several products including our gigabit ethernet (inaudible) 5, our optical physical media devices, also known as PMDs, and our giganet ethernet router SoC. To date we've shipped over 3 million units of our giganet ethernet 5 into fiber to the home applications, primarily in Japan. Our PMD devices, (inaudible), amplifiers, and laser drivers are designed in the optical modules deployed within the optical equipment attached to your home. Based on recent design wins, we expect to approach shipments of a million units per quarter on these PMD devices within the next six to twelve months.

Last quarter I talk about our G-RocX gigabet router SoC, or system on chip. It's also finding traction within the fiber to the home market segment. On June 2, we announced a substantial win for EPON fiber to the home within CyberTAN, Taiwanese ODM, which we expect to be deployed by a large Chinese telecom carrier. G-RocX joined our giganet ethernet copper 5 and optical optical PND components that service this emerging market. We expect this product, that is the G-RocX to ramp in the first half 2009.

Moving on to enterprise in Q3 '08 enterprise was 33% of the business. This was up slightly from 31% in the prior quarter. We continue to see growth opportunities in transition to gigabit speeds for our ethernet products within small and medium enterprise applications. We had another strong quarter for design wins in this segment closing over 20 new designs for our gigabit switch and copper 5 products. At tier 1 customer we closed over 5 opportunities ranging from 5 port to 24 port switch design, we expect these designs to ramp in the middle of '09 and they should represent several million dollars per year in revenue.

This quarter we reached a milestone for our industry leading 10-gigabit ethernet 5 with electronic dispersion compensation. We have now shipped over 100,000 units for X-2 optical module applications where we believe we have close to 100% market share. We have also recently closed several new design wins at tier 1 optical module manufacturers for several companion parts. Our 10 gigabit amplifiers and laser drivers. These product are selling into current generation X-2 modules and we're using our position as an incumbent to leverage the same applications into the next generation of SFP plus modules. Several of these products were originally targeted at optical applications within long haul carrier networking but we found an attractive and even larger target market within the enterprise segment. With small modification of these products we expect to retarget them into 8 -gig fibre channel applications, another substantial enterprise market segment.

We also see applications for our EDC technology within back planes and copper cable interconnect. We're working with several customers moving 10 gigabit signals over back planes for server and storage applications. Overall, our signal integrity product line continues to do very well. Our family of crosspoint switches and Fi components targeted this generic back plane market grew strongly again this quarter up over 30% from a year-ago quarter. Just this week we announced our latest product in this family, the VSC 3441, a molt tie rate, multiprotocol Fi. This part has applications in a variety of systems for both carrier and enterprise networking including server, storage, switch and router applications. This part included our patented VScope technology for signal visualization. This is the fourth part we've announced to date that supports this new VScope technology.

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

Lastly, we classified the remaining portion of our business as noncore. Noncore was 28% vs the business in the quarter, down from 30% in Q2 '08, and down from 31% in Q3 '07. This business is comprised mostly of our legacy storage products, including our radon chip products and our Fibre Channel port bypass circuits and (inaudible) as well as some of our older noncore networking products such as network processors where we have not made any substantial investment in more than four years. We continue to expect a slow decline through much of fiscal 2009 and into 2010 when noncore should be less than 15% of the total business. In summary then, in fiscal Q3 2008, while our top line business was flat, our core business carrier and enterprise 72% of the total representing 3% sequential growth rate.

In the quarter our top ten customers again represented just over 51% of the total business. We had one customer, IBM, at just over 10% of sales for the quarter. Geographically we continue to be well diversified, 46% of sales in the U.S., 43% in Asia, and 11% in Europe. We continue to focus our efforts in operations to improve our responsiveness, our quality and our customer service. This quarter we're pleased to receive important recognition from several of our customers. We received supplier of the year award from one customer who is a primary supplier of fiber to the home optical modules and we are ranked as the number one supplier by one of our largest customers up from our ranking of 23 two years ago. These are very strong indicators that the actions we have taken in operations in the last few years are making an I am.

Let me spend a moment to remind you of our strategic direction. We are implementing our strategy to enable ethernet and carrier and enterprise networks. We've focused our resources on two large growing markets, the metro and core carrier networking market and the enterprise networking market, including ethernet switching and networking. The growth in network traffic continues to accelerate, driven, as we discussed, by demands from the Internet and services required from businesses and home. Over the next several years, all portions of the network will go through a substantial upgrade to add capacity and then support for more data services and more mobility. These services will be delivered with ethernet technology. But this trend towards more ethernet in the networks is an evolutionary process. Carriers must continue to leverage their tremendous installed base of equipment while being able to offer new data centric services.

The first phase in this evolution is the implementation of ethernet over SONET in the network, this phase is well underway but far from complete. Our latest products, such as our 24-port ethernet max, [MPRS] and Fi enable new ethernet features within the existing network infrastructure. A good example of this is our recent announcement with NEC, a tier 1 telecom OEM who is using a variety of the desk products in their SpectraWave UN 5000 multiservice platform. This system has been wild adopted by customers looking to build next generation networks to enable new packet based services such as IPTV, please check out our new section of our website to get more information on this.

Next phase of this evolution will be a migration to a pure ethernet network broadly referred to in the industry as carrier ethernet. This evolution will continue for many years, enabled by new products from Vitesse that are in development today in cooperation with some of the industry's leading OEMs. We're exploiting similar trends in the enterprise networking markets. We expect to see high-end enterprise applications adopt some of these technologies even before they penetrate the carrier networks. The shift of enterprise networks from 10/100 to gigabit and to 10-gigabit speeds provides new growth opportunities for our products. Our strategy is to leverage our strong market position and ongoing investment in carrier grade ethernet and high-speed mixed signal technologies into these new growing market segments.

In closing, we've produced another solid quarter for the Company. We've closed a major milestone by substantially completing our audit process and are eager to report the results. We continue to close on the many issues that have distracted us for too long, anticipate focusing much more effort on running the Company as we move forward. We believe we're well positioned. We have the right technology and the right products and the right markets to drive our long-term growth. I look forward to our next call prior to the end of August where we will share with you the financial earnings release for 2006 and 2007. This concludes our formal update. Now I'll return it back for questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Your first question comes from Jim Stone of PSK Advisors. Your line is now open.

Jim Stone - PSK Advisors - Analyst

Congratulations, gentlemen, for a nice quarter. What can you tell us about the capital structure and the number of shares that are outstanding at the moment?

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

Rich Yonker - Vitesse Semiconductor - CFO

The debt situation, we've got close to $100 million in a debenture, we've got $30 million in a convert that was consummated late last October. We've got about 220 million shares outstanding.

Jim Stone - PSK Advisors - Analyst

Okay. And in terms of the competitive climate, can you tell us what you're seeing there, price pressures, your market shares, et cetera?

Chris Gardner - Vitesse Semiconductor - CEO

Sure. It's always a tough market out there. We have substantial number of competitors. They tend to be different competitors in the different market segments that we serve. In the telecom and carrier space, obviously we saw a tremendous amount of folks enter that market in the bubble days, and a whole lot of them have gone away since. So we're doing very well in terms of share sell-in to the carrier networking business because there really aren't that many substantial competitors left in large portions of that business. In the enterprise networks, we clearly face some strong competition from guys like Broadcom and Marvel who are also ethernet switching experts in the enterprise segment. We've focused our efforts in specific sub segments of that market where we are doing very well. So for example, if you look at the small and medium enterprise and small medium business we're focused at the lower port count, layer 2 switching, where we have pretty good market share. Overall, a lot of our strategy depends on market segments growing and going through transition, so that's why we talk a lot about transition to carrier networks, the ethernet. We talk a lot about the enterprise transitioning from gigabit to 10 gigabit. That's really where our presence is and where we can gain share against those competitors.

Jim Stone - PSK Advisors - Analyst

Thank you.

Operator

Our next question comes from [Kevin Langwell], private investor. Your line is now open.

Kevin Langwell Analyst

I'd like to also congratulate you guys on finally looks like wrapping up the audit process. I know it's been painful for you as well. I've got a question about the Maxim earn-out. I believe it was about a year ago, almost to the date, when the sale was announced, and I believe there was an opportunity to earn up to an additional $12 million. And if I heard Rich correctly, it sounds like we've only earned maybe a third of that so far and I was wondering if he could comment on that, number one. Number two, Rich, you also mentioned something about the sale of some sort of venture capital investment, and if you could comment on the impact of that to the cash balance as well.

Chris Gardner - Vitesse Semiconductor - CEO

Yes, hi, Kevin this is Chris. Let me touch on the Maxim deal. We did do an earn-out, and while we're not at liberty to disclose the terms of that earn-out, effectively as most earnouts it was based on the performance of that organization versus a set of forecast effectively that we gave to Maxim and Maxim worked with us during that sale process. So -- the opportunity for $12 million was absolutely a stretch goal. The earnout is not finally completed. It extends for a period of one year and we also will, at that point be doing final review on the performance of that organization versus the guidance we gave them. So that's probably all I can give you on the Maxim amount. I will let Rich talk talk about the other question.

Rich Yonker - Vitesse Semiconductor - CFO

We had -- the Company had invested in primarily Melanox in a venture fund and we were in a lock-up when Melanox went public, when the lock-up came off the stock was quite depressed and so waited and actually when we sold it it was at a three-month, four-month high, so we felt

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

good about that transaction. There are a couple of other smaller investments in terms of securities, but we're into Vitesse stock, not into these other's stock. So as we've liquidated them at a fair price on the market and we can certainly use the cash to reinvest in the business. As I said, the primary contributor of the $4.5 million was Melanox but there are a couple others that -- we got the the financial -- restructured financials out there, disclosure, we'll have all that detail up.

Kevin Langwell Analyst

And I understand as you mentioned, we have been cash flow positive for six or seven consecutive quarter, but the cash balance just over the last two quarters seems like it's down 7 or 8 million and you mentioned the adjustment to the accounts receivable.

Rich Yonker - Vitesse Semiconductor - CFO

Because it's not an audited cash flow I'm looking at the investment we made in receivables is one time. So until we get the audited financials and you've got proper detail around the cash flow I'm taking liberty with the fact that receivable balance, our customers are like the prime telecom customers always pay on time, we have no debt collections. So I look at -- actually I'd increase those receivables as really cash, in the process and if I'm taking some liberty here with a non-GAAP accounting as saying that instead of sitting on the cash and having a higher balance, I know I can systemically improve my margins by lowering that selling cost and why give it to the customer to change the credit terms and I don't need the cash to run the business. So it will be clear and I think, again, when we get these audited financials out there you will be pleased with the direction everything is headed in, so if you will, the six quarters of operations cash positive is a bit non-GAAP but when you see the details will you understand it, and I believe the market will support it.

Kevin Langwell Analyst

You're comfortable with the cash balance at this point?

Rich Yonker - Vitesse Semiconductor - CFO

Absolutely. When I was at $40 million, again, that's hardly flush, but it at the same time, I'm not going to sit on it when when I can see really improvement in our business model, get more dollars to the bottom line with the current revenue and that will continue in the future so I'm going to continue to invest. You got a pretty fine line but I'm comfortable with the level we're at.

Kevin Langwell Analyst

Thanks a lot. Looking forward to the next call.

Rich Yonker - Vitesse Semiconductor - CFO

Oh, thanks.

Operator

Your next question comes from Alec -- I'm sorry, [Alex Washburn] of Columbia Pacific. Your line is now open.

Alex Washburn - Columbia Pacific - Analyst

Good afternoon, gentlemen. Hi there. I echo the last caller, congratulations on getting the audit complete and for getting the SECs approval on 2005. I think that's great news. A few questions. First, what's the timely for Q1, 2, and 3 for fiscal '08 in terms of getting the Qs our? Second question, at what point in time will insiders be able to purchase stock? Third question, do you anticipate creating a new incentive plan to recruit key plays?

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

Rich Yonker - Vitesse Semiconductor - CFO

Let me handle the first one on the Qs, again, in the overview I gave our plan is targeting to get those out November. We'll get them out sequentially but the reality is we'll file them all at once because we want to have one call, explain to the investment community where we're at on '08 and bring you up to date, as opposed to we only complete Q1, filing it and then having a call. That will be a bit disruptive for our employees, so the target is to have it out by November, and sooner if possible, but then have it call and have it filed so that we can bring everybody up to date before the end of the fiscal year and then the December filing of the full year 10-K. On the second question on the insider--?

Chris Gardner - Vitesse Semiconductor - CEO

This is Chris, so on the insider, we have two questions, one is incentive plan, the second is insider. On the insider we expect that we would be able o do something after we've published the Qs when we'll have materially then 100% of our financial information on public record. Prior to that, and certainly since we've stopped filing financials, insiders have not been allowed to trade the stock. That includes exercising of options and even granting of options within a Company. So that kind of gets to your second question. Since the June 2006 time frame the Company has been prohibited with very few exceptions based on something called the sophisticated investor invention to offer stock options to its employees. This has been a challenge for us honestly and I'm certainly sympathetic for all the employees who have been working real hard for the last couple of years and being able to do limited things for them in terms of long term incentives. We are looking very hard at our options so to speak there. We do have a plan in place but it's effectively on hold until we get the ability to issue stock and then to have that exercised we actually need a registration. So we are looking hard at that and we're actually hopeful that within the next couple of months here we may have the ability to put a plan in place for employees based on long-term stock option incentives under the existing plan.

Kevin Langwell Analyst

Thanks again.

Operator

(OPERATOR INSTRUCTIONS) Our next question comes from Jim stone, PSK Advisors. Your line is now open.

Jim Stone - PSK Advisors - Analyst

Hello again. Do you plan any changes in strategy or your market aggressiveness or what can you tell us about some of the things you will do once all of the information gets out and is public?

Chris Gardner - Vitesse Semiconductor - CEO

Well, we've been talking quite a bit about our strategy in the last couple calls. I spent 10 minutes on it today. You will certainly see more detail on that in the jumbo 10-K that's coming out, and you will certainly see us become more aggressive obviously with Investor Relations here as we have financials to talk about. So we are scheduled for our first conference in more than almost three years in the September time frame and I think that's on our website, September 3, and 4, in New York. So as part of that, we will certainly be trying to clarify not only our strategy but where we see our best growth opportunities and how we're positioned against the competition all the markets that we serve.

Jim Stone - PSK Advisors - Analyst

In terms of the way you're attacking the marketplace or new product introduction, are you planning any changes in that to become more aggressive, less aggressive?

Chris Gardner - Vitesse Semiconductor - CEO

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

Well, certainly less aggressive isn't on my list. I think we've become more focused, and we -- I tried to identify more specifically really what our advantages are relative to our competitors, and trying to focus on the top 10 or 15 customers that make a difference to to Vitesse. So it's not only a matter of being aggressive on the sales and marking side, there's other issues, particularly in the kind of customers that we service that have to do with on-time delivery and customer service and reputation and financial stability. So those things, I think we've done a good job taking care of, what you will see over the next year is additional leading edge products where we really are able to leverage this focus on ethernet technology into both of these big market segments.

Jim Stone - PSK Advisors - Analyst

I missed hearing when you said the top customers are 51%, how many customers was that?

Chris Gardner - Vitesse Semiconductor - CEO

Our top, I believe that says our top ten customers. 51% of our business.

Jim Stone - PSK Advisors - Analyst

Thank you very much, and let's keep up the good work.

Chris Gardner - Vitesse Semiconductor - CEO

Thank you.

Operator

Your next question comes from [Mike Ridgeway] of Steelhead Partners. Your line is now open.

Mike Ridgeway - Steelhead Partners - Analyst

Hi, guys. Thanks for the clarity on the call here. Couple questions one housekeeping on the settlement, the shareholders settlement. Can you run through the details of that, what the fully diluted shares look like after that is taken care of? And then maybe talk in a little bit more detail about the IP sales. My understanding is that 6 million earned year to date. What was the full year estimate on that again?

Rich Yonker - Vitesse Semiconductor - CFO

Yes, so let me deal with the IT first. So the -- we haven't announced a whole lot of details. We haven't announced the top line on what that deal is. What we've done is we're basically reported the cash payments that have come in on that, and I believe we announced our first payment of -- I think it was of $2.5 million. I can't remember the wording we used represented 25% of the deal. I need to be a little careful. Maybe I will hold those numbers until I get back. So all we've done is report that the cash payments -- the revenue is expected when we complete 100% of the deliverables of the contract is how we expect to revenue that. So it will be very lumpy in terms of the top line revenue when we report revenue.

Mike Ridgeway - Steelhead Partners - Analyst

So the recognition of that, did that happen at the end of the contract, and have you announced that, so we can know what quarter to expect the lumpiness?

Rich Yonker - Vitesse Semiconductor - CFO

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

We have not announced specifically when we -- when we will get that contract. I guess I would to have go look at those deliverables specifically but it's probably within the next one to two quarters is when that would come, and it wouldn't all come in one lump. It would actually most likely come in either two or three lumps.

Mike Ridgeway - Steelhead Partners - Analyst

Then just maybe a little bit more broadly relative to the IP. Any other opportunities that you see over the next four to six quarters fewer IP license revenue?

Chris Gardner - Vitesse Semiconductor - CEO

Yes, we are pursuing today we probably have half a dozen opportunities in the pipe. I wouldn't -- certainly wouldn't set your expectation that they're equivalent to the first one we did, but some of them over the next few years could up being pretty interesting. And just -- I pulled out what we said in the prior calls. In our February 12, call, we said that we brought in 4 million in cash to the Company and that that was one-third of the contract.

Mike Ridgeway - Steelhead Partners - Analyst

And how would be the best way to think about these IP opportunities? Should we be thinking about them in terms of volume base, or effectively just IP licenses for over a time period?

Chris Gardner - Vitesse Semiconductor - CEO

Yes. There's really two aspect it to the licenses that we've done and that we are looking at. They include both an up-front license fee as well as a royalty stream. The license fee is, again, is fairly fixed, and reasonably well determined early on in the process. Obviously the royalties are generally dependent on the success of any particular customer or partner in deploying the technology. It's difficult for me to say, if I looked over five years, would I come up with a ratio of license to royalty. I think that's a difficult exercise for us right now. That mine something we're able to do in six months when we have a little more experience on this.

Mike Ridgeway - Steelhead Partners - Analyst

Just relative to the opportunities you see out there like a year or two, presuming these are noncore can you give us a little idea as to what areas of the industry they're directed toward?

Chris Gardner - Vitesse Semiconductor - CEO

Yes, most of our -- the technology that we're looking to license has to do with high-speed mixed signal IO technology. So it could be gigabit copper Fi, it could be high speed serial interfaces and those interfaces, you can image copper 5s for example go into everywhere in the network, right? They go into televisions, gaming, boxes, printers, all over the place in places we don't play. They obviously also go into some areas that are somewhat overlapping and somewhat competitive. So we're looking at deals that are completely outside our space, and we're also looking at deals that are somewhat cooperative potentially inside our space where we don't offer a particular product but we might enable a competitor to offer that product.

Mike Ridgeway - Steelhead Partners - Analyst

Would it be safe to characterize some of these opportunities, potentially high volume licenses?

Chris Gardner - Vitesse Semiconductor - CEO

Yes, absolutely.

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

Mike Ridgeway - Steelhead Partners - Analyst

Great. Thank you for that detail. Rich, do you have a fully diluted share number?

Rich Yonker - Vitesse Semiconductor - CFO

Yes, once these litigations resolved, they are settled for just north of 7 million shares, and there's no cash payment by the Company and a really important caveat to that is that there's no further cash indemnification charges for prior officers which, as you know, could run up a pretty large bill, so those are the three components of it, again, about 7.3 million in additional shares, to the 220, no cash outlay by the Company, and again, no further exposure with the prior officers and their legal fees.

Mike Ridgeway - Steelhead Partners - Analyst

Thanks very much again, for all the detail.

Operator

Our next question comes from [Tim Patel] from IBM. Your line is now open.

Tim Patel - IBM - Analyst

Congratulations guys for moving in the right direction. I have three or four questions. The first one is, you guys talk about your strategy on ethernet over SONET. I would like to know what's the total TAM versus what's the Vitesse's SAS into the total TAM? Number two, your ethernet switch is where you are focusing more on. Do you have a strategy to grow your switches to be ScO or CE fiber channel over ethernet or ISCSI over ethernet? And the third, and final question would be the Melanox (inaudible) could you comment more in terms of the impact that you had on the relations for Melanox going on public?

Chris Gardner - Vitesse Semiconductor - CEO

Yes, sure. Let's see question one was, ethernet over SONET, so we focus primarily at the 10 gigabit segment of ethernet over SONET depending on what you put into that, and IC content, et cetera, et cetera, you're probably looking at somewhere between a $50 million and $100 million TAM between max and MPRS and other products. We estimate today that we've got over 50% market share in those products for ethernet over SONET 10 gig level. So that's -- we're clearly the leader at that level and that is the fastest growing segment of ethernet over SONET is 10 gigabits. So that answers the first question. Second question is, Fibre Channel over ethernet. So Fibre Channel over ethernet is a new standard where effectively they're using ethernet transport to move a modified version of Fibre Channel protocol around. We have not entered that marketplace. It's certainly something that we find is interesting. We divested our storage division and effectively a couple months later ethernet over -- excuse me, Fibre Channel over ethernet becomes a growing emerging segment. That is a -- certainly a potential for us downstream sometime, but it's not something we're currently involved in. The third question I did not write down was--?

Rich Yonker - Vitesse Semiconductor - CFO

Relating to Melanox.

Chris Gardner - Vitesse Semiconductor - CEO

Oh, Melanox, yes, the Melanox relationship actually came out of mutual Board members way back in the start-up days for Melanox. We worked with Melanox to deliver to them some intellectual property, and that intellectual property went into some of their switches. That's what created this equity transfer to Vitesse as well as a venture investment, and we have not been intimately involved with Melanox in any material way over the last few years although we do work with them in some applications where they have some switching silicon and we have some signal

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

integrity silicon, and sometimes that goes onto the same board going into the same customers. So that is a potentially interesting market for us to be working with folks like Melanox with some of our 10 gigabit signal integrity components.

Operator

Thanks. (OPERATOR INSTRUCTIONS) Our next question comes from [Bob Bandi] from Brothers Diversified. Your line is now open, sir.

Bob Bandi - Brothers Diversified - Analyst

Hey, guys, congratulations on the quarter and getting everything ready to file. Specifically, in now that you are going to become more visible who would you consider to be your competitors out there in the marketplace at this point in time? That would be the first question. The second question is, is there any covenant in either of the debt classes that with the filing of the financials you're anticipating any problem or any trigger that would cause the need for any modification of those covenants or a worse outcome? Thanks.

Chris Gardner - Vitesse Semiconductor - CEO

Let me take the first one. In terms of competition, again, we sell into different market segments we see different competitors. If I start with the carrier business, traditionally our biggest competitors there have been Agere, PMC and AMCC probably. Agere to a large extent has exited the market. PNC has clearly not invested as heavily in the carrier world as they have in the enterprise storage business, and the kind of access edge of the carrier market and fiber to the home. So our competition there I think is probably more from some smaller companies and pretty highly distributed among the rest. On the enterprise side, the big hitters there are clearly Broadcom and Marvel, and they had strong incumbent positions, and we have known this for five years. When we entered ethernet, we've done a good job taking share from them. Again, layer 2 switching silicon, gigabit speed, and also we think we are going to be very competitive in moving ethernet to the carrier side, using some of our income incumbency in the carrier world to take share on that side. So those are really the competitors. We have smaller competitors. For example, I mentioned PMD devices today. We compete with folks like Mindspeed and Genum and some others in some of those sockets, but if you look it at our big competitors today, I think it's Broadcom, Marvel, PMC and AMCC.

Rich Yonker - Vitesse Semiconductor - CFO

Bob, your questions about the SEC filings impacting any of the debt facilities we have, no, there's no impact to the debt facilities in either getting these two years of restated financials out there or becoming compliant by our targeted 2008.

Bob Bandi - Brothers Diversified - Analyst

Great. Thanks.

Operator

And we're turning the call back over to Mr. Chris Gardner for any closing remarks.

Chris Gardner - Vitesse Semiconductor - CEO

I'd just like to thank everybody for listening to what is our last update. Our next call will be a formal earnings release call. And again, we'll schedule that within a week or so and we'll make sure that it happens before the end of August. So thank you very much. We look forward to talking to you in two weeks or so. Thank you.

Operator

This concludes today's conference call. You may now disconnect.

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Aug. 13. 2008 / 1:30PM PT, VTSS.PK - Vitesse Semiconductor State-of-the-Company Conference Call

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